Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Somerset, State of New Jersey on April 7, 2025.

CareCloud, Inc.

By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Co-Chief Executive Officer

By:	/s/ Stephen A. Snyder
Stephen A. Snyder
Co-Chief Executive Officer

By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer and Corporate Controller

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq, A. Hadi Chaudhry, Stephen A. Snyder and Norman Roth, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq	Executive Chairman of the Board	April 7, 2025
Mahmud Haq

/s/ A. Hadi Chaudhry	Co-Chief Executive Officer and Director	April 7, 2025
A. Hadi Chaudhry	(principal executive officer)

/s/ Stephen A. Snyder	Co-Chief Executive Officer	April 7, 2025
Stephen A. Snyder	(principal executive officer)

/s/ Crystal Williams	President	April 7, 2025
Crystal Williams

/s/ Norman Roth	Interim CFO and Corporate Controller	April 7, 2025
Norman Roth	(principal financial and accounting officer)

/s/ Anne Busquet	Director	April 7, 2025
Anne Busquet

/s/ John N. Daly	Director	April 7, 2025
John N. Daly

/s/ Bill Korn	Director	April 7, 2025
Bill Korn

/s/ Cameron Munter	Director	April 7, 2025
Cameron Munter

/s/ Lawrence Sharnak	Director	April 7, 2025
Lawrence Sharnak